UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 11, 2016, KCG Holdings, Inc. (the “Company”) held its annual meeting of stockholders. The following matters set forth in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2016 (the “Proxy Statement”), were voted on at the Company’s annual meeting of stockholders and the results of such voting is indicated below. The effect of abstentions and broker non-votes are described in the Proxy Statement.

1.    The nine nominees listed below were elected as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified. The nominees received the respective votes set forth opposite their names below:

Nominee	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Daniel Coleman	50,321,745	356,713	54,736	19,554,118
Debra J. Chrapaty	49,306,330	1,372,305	54,559	19,554,118
Charles E. Haldeman, Jr.	49,889,729	790,198	53,267	19,554,118
Rene M. Kern	48,723,400	1,956,666	53,128	19,554,118
James T. Milde	50,403,593	276,206	53,395	19,554,118
John C. (Hans) Morris	46,459,881	4,220,023	53,290	19,554,118
Alastair Rampell	49,303,869	1,374,167	55,158	19,554,118
Daniel F. Schmitt	50,402,224	277,432	53,538	19,554,118
Laurie M. Shahon	49,007,747	1,672,489	52,958	19,554,118

There was no solicitation in opposition to the nominees proposed to be elected by the holders of the Class A Common Stock in the Proxy Statement.

2.    Advisory (non-binding) vote on executive compensation. Voting results on this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
49,123,959	1,590,954	18,281	19,554,118

The Board of Directors will take this advisory vote under consideration.

3.    Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. Voting results on this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
70,001,929	223,520	61,863	0

Further information regarding these matters is contained in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: May 12, 2016

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel